LOAN AGREEMENT

This Loan Agreement (the "Agreement") is made this 29th day of July, 2010, by and among, Manufacturers and Traders Trust Company (hereinafter the "Bank"), Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Co., individually and doing business as Stoney Run Realty Company and Stoney Run Builders Company, and Jack Frost National Golf Course, Inc. jointly, severally and collectively, the "Borrowers"), as follows:

WITNESSETH:

WHEREAS, Borrowers have requested that Bank provide a Two Million Six Hundred Thousand and 00/100 Dollar ($2,600,000.00) time loan (the "Loan") to Borrowers; and

WHEREAS, the Bank, subject to and pursuant to the terms and conditions set forth herein, has agreed to provide the Borrowers the Loan; and

WHEREAS, the parties hereto are desirous of reducing to writing their agreement as to the terms and conditions. under which the Loan is being granted;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, stipulate and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words have the following meanings respectively, unless the context hereof otherwise clearly requires:

"Agreement' shall mean this Loan Agreement, as the same may be amended, modified or supplemented from time to time.

"Closing" shall mean the execution and delivery of the Loan Documents by Borrowers and Bank.

"Closing Date" shall mean the date of the Closing.

"Commitment" shall mean that certain proposal letter from Bank to Borrowers, as may be amended from time to time.

"Default Rate" shall have the meaning assigned to that term in the Note.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" means any trade or business. (whether or not incorporated) that, together with the Borrowers, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). Notwithstanding the foregoing, for purposes of any liability related to a Multiemployer Plan under Title IV of ERISA, the term "ERISA Affiliate" means any trade or business that, together with the Borrowers, is treated as a single employer within the meaning of Section 4001(b) of ERISA.

"ERISA Event" means (a) a "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to any Pension Plan, (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (d) the incurrence by Borrowers or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, (e) the receipt by the Borrowers or any ERISA Affiliate from the PBGC or plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan, or (f) the receipt by the Borrowers or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrowers or any ERISA Affiliate' of any notice of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

"Event of Default" shall have the meaning set forth in Section 11.1 hereof.

"Hazardous Substances" shall have the meaning assigned to that term in the Mortgage.

"Land" shall mean the premises described in Exhibit "A" hereto.

"Loan Advances" shall mean advances on account of the Loan made by Bank from time to time pursuant to this Agreement.

"Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgages, and any and all other documents delivered by or on behalf of Borrowers in connection with the Loans, as the same may be amended, modified or supplemented from time to time.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of anyone or more of the Borrowers and/or anyone or more of their Subsidiaries taken as a whole, (b) the ability of anyone or more of the Borrowers to payor perform any of their respective obligations under this Agreement or the other Loan Documents or (c) the rights of or benefits available to the Bank under this Agreement and the other Loan Documents.

"Mortgages" shall mean the Open-End Mortgages dated the date hereof and given by anyone or more of the Borrowers to Bank, as the same may be amended, modified or supplemented from time to time.

"Mortgaged Property" shall have the meaning assigned to that term in the Mortgages.

"Multiemployer Plan" means a multiemployer plan as defined in Section 4001 (a)(3) of ERISA.

"Obligations" shall mean all amounts at any time owing or payable under the Note (as hereinafter defined), all costs and expenses incurred by Bank in the collection or enforcement of any of the Loan Documents, including attorney's fees; all future advances made by Bank for taxes, levies, insurance and repairs to or maintenance of the property; and any other indebtedness, liability or obligation of anyone or more of the Borrowers to Bank, whether now owed or hereinafter incurred.

"Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

"Pension Plan" means any Plan that is a defined benefit pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrowers or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Potential Default" shall mean any condition, event, act or omission which, with the giving of notice or passage of time or both, would constitute an Event of Default.

"Property" shall mean, collectively, the Land and all improvements located thereon, and the other tangible property covered by anyone or more of the Mortgages.

"Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or with holdings imposed by any governmental authority, including stamp or documentary taxes or other excise or property taxes, charges or levies.

Section 1.2  Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". References in this Agreement to "judgments" of Bank include good faith estimates by Bank (in the case of quantitative judgments) and good faith beliefs by Bank (in the case of qualitative judgments). The words "hereof, "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section and subsection references are to this Agreement unless otherwise specified.

ARTICLE II

THE LOAN

Section 2.1 The Loan. The Bank agrees, upon the terms and subject to the conditions contained in this Loan Agreement, to make the Loan to Borrowers for a one (1) year term loan, for which a one-time commitment fee of $26,000.00 to be paid to the Bank as of the date. The purpose of the Loan is for working capital of the Borrowers and to complete construction of residential units on the Mortgaged Premises. Borrowers promise to pay interest on the unpaid principal balance outstanding on the Loan at the rate and in the mariner set forth in the Note, to repay the principal of the Loan in the manner set forth herein and in the ,Note, and to pay, on demand, any and all additional sums of money which may be due to the Bank pursuant to this Loan Agreement or pursuant to any other documents executed by the parties hereto in connection with the Loan, including, without limitation on the generality of the foregoing, any sums due to the Bank pursuant to the terms and provisions of any documents executed to secure all or part of Borrowers' obligations hereunder. Payments made by Borrowers in connection with the Loan shall be applied by Bank as more fully set forth in the Note evidencing the Loan, and may be applied between the sub-limits as the Bank shall determine in its sole discretion.

ARTICLE III

ADVANCES

Section 3.1 Advances under the Loan. Advances under the Loan shall be made in full at time of Closing. .

ARTICLE IV

SECURITY

Section 4.1 Security. As security for their obligations hereunder, under the Note, and under any documents executed pursuant hereto, Borrowers shall, at closing, provide to the Bank the following collateral:

A. The Mortgages. Open-End Mortgages (the "Mortgages") on all of Borrowers' right, title and interest in and to the Land together with all improvements thereon, which Mortgages shall be in the form satisfactory to Bank and its counsel;

B. Security Interests. A first priority perfected security interest in all non-real estate assets of each of the Borrowers; and

C. Guaranty.  The unlimited and unconditional guaranty ans suretyship of Kimco Realty Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Borrowers, each individually and collectively, represent and warrant to Bank that:

Section 5.1 Organization and Qualification. Borrowers are each duly formed and validly existing corporation under the laws of the state of their incorporation.

Section 5.2 Authority and Authorization. Borrowers have the power and authority to execute and deliver this Agreement, to make the borrowings provided for herein, to execute and deliver the Note in evidence of such borrowings, to execute and deliver the other Loan Documents to which anyone or more of the

Borrowers is/are a party and to perform its/their obligations hereunder and under the Note and the other loan Documents, and all much action has been duly and validly authorized by all necessary action on its part.

Section 5.3 Execution and Binding Effect. This Agreement, the Note and the other Loan Documents to which Borrowers is/are a party have been duly and validly executed and delivered by Borrowers, as the case may be, and constitute legal, valid and binding obligations of Borrowers, enforceable in accordance with the terms hereof and thereof.

Section 5.4 Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Note or the other Loan Documents, consummation of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof or thereof, except as otherwise provided in this Agreement.

Section 5.5 Absence of Conflicts. Neither the execution and delivery of this Agreement, the Note or the other Loan Documents nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any Law, (b) conflict with or result in a breach of or a default under any agreement or instrument to which anyone or more of the Borrowers is/are a party or may be subject or by which any of them or any of their respective properties (now owned or hereafter acquired) may be or bound, or (c) result in the creation or imposition of any lien, charge, security interest or encumbrance upon any property (now owned or hereafter acquired) of anyone or more of the Borrowers.

Section 5.6 Financial Condition. The financial statements of Borrowers heretofore furnished to Bank are complete and correct, were prepared in accordance with generally accepted accounting principles (unless proven to Bank's satisfaction to be riot applicable) consistently applied and fairly present the financial condition at the respective dates indicated therein and the results of operations' for the respective periods indicated therein of Borrowers. Since the dates of the most recent balance sheets furnished to Bank for Borrowers, there has been no material adverse change in the assets, liabilities or financial condition of any of them from that reflected in their balance sheets.

Section 5.7 Defaults. No Event of Default and no Potential Default has occurred and is continuing or exists.

Section 5.8 Litigation. There is no pending or (to Borrowers' knowledge after due inquiry) threatened proceeding by or before any Official Body against or affecting Borrowers, which if adversely decided, would have a material adverse effect on the business, operations or condition, financial or otherwise of Borrowers, or on the ability of Borrowers to perform their respective obligations under the Loan Documents or on the construction or operation of the Improvements.

Section 5.9 Title to Collateral. Borrowers have good and marketable title in fee simple to all of the Property and all personal property, free and clear of all liens, claims, encumbrances and security interests except as otherwise expressly permitted by Bank in writing, and will defend such title against the claims and demands of all persons.

Section 5.10 Power to Carry On Business. Borrowers have all requisite power and authority to own and operate their respective properties and to carry on their respective businesses as now conducted arid as presently planned to be conducted.

Section 5.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Pension Plan that is not a Multiemployer Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans. None of the Borrowers or

Subsidiary has a present intention to terminate any Pension Plan with respect to which Borrowers or Subsidiary would incur a cost of more than $100,000 to terminate such Plan, including amounts required to be contributed to fund such Plan on Plan termination and all costs and expenses associated therewith, including attorneys' and actuaries' fees and expenses in connection with such termination and a reasonable estimate of expenses and settlement or judgment costs and attorneys' fees and expenses in connection with litigation related to such termination.

Section 5.12 Taxes. Borrowers have timely filed or caused to be filed all Tax returns and reports required to have been filed and have paid or caused to be paid all Taxes required to have been paid by each of them, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrowers have set aside on its/their respective books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE VI

AFFIRMATIVE COVENANTS

Section 6.1 So long as this Agreement is in effect, the Borrowers shall:

(a) Financial Statements and Other Information. Promptly deliver to the Bank (i) quarterly, within sixty (60) days after the end of each of its fiscal quarters, its 10Q statement and a consolidated financial statement of the Borrowers, and each of Borrowers' subsidiaries as of the end of such quarter, which financial statement shall consider of income and cash flows for such period, for the corresponding period in the previous fiscal year, with a consolidated balance sheet as of the end of such period; the quarterly financial statements to be internally prepared and verified in writing by the chief executive officer of the Borrowers and any of the Borrowers' subsidiaries; and in such detail as the Bank may request; (ii) within one hundred twenty (120) days after the end of each fiscal year, consolidated statements of the Borrowers and each of Borrowers' subsidiaries' income and cash flows and its consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be audited by an independent certified public accountant acceptable to the Bank; all such statements shall be certified by the Borrowers and each subsidiary of any of the Borrowers chief financial officer to be correct and in accordance with the Borrowers' and each subsidiary of any of the Borrowers records and to present fairly the results of the Borrowers' and each subsidiary of Borrowers' operations and cash flows and its financial position at year end; and (iii) with each statement of income, a certificate executed by the Borrowers and each subsidiary of any of the Borrowers' chief executive and chief financial officers or other such person responsible for the financial management of the Borrowers and each subsidiary of any of the Borrowers (A) setting forth the computations required to establish the Borrowers' and each subsidiary of any of the Borrowers' compliance with each financial covenant, if any, during the statement period, (8) stating that the signers of the certificate have reviewed this Agreement and the operations and condition (financial or other) of the Borrowers' and each subsidiary of any of the Borrowers during the relevant period and (C) stating that no Event of Default occurred during the period, or if an Event of Default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action the Borrowers and each Subsidiary of each of the Borrowers has taken with respect thereto. The Borrowers and each subsidiary of each of the Borrowers shall also promptly provide the Bank with copies of all annual reports, proxy statements and similar information distributed to shareholders, partners or members, and copies of all filings with the Securities and Exchange Commission and the Pension Benefit Guaranty Corporation, and shall provide, in form satisfactory to the Bank, such additional information, reports or other information as the Bank may from time to time reasonably request regarding the financial and business affairs of the Borrowers' and each subsidiary of each of the Borrowers. In addition, the Borrowers and each of their subsidiaries shall submit to the Bank Within thirty (30) days of each month end, monthly sales and construction reports on each of the Projects

(b) Accounting, Tax Returns and Payment of Claims. The Borrowers and each subsidiary of each of the Borrowers will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in the Schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the normal course of business.

(c) Inspections. Promptly upon the Bank's request, the Borrowers will permit, and cause its Subsidiaries to permit, the Bank's officers, attorneys or other agents to inspect its and its subsidiary's premises, examine and copy its records and discuss its and its subsidiary's business, operations and financial or other condition with its and its subsidiary's responsible officers and independent accountants.

(d) Operating Accounts Maintain and cause all subsidiaries to maintain, depository bank accounts with the Bank.

(e) Changes in Management and Control. Immediately upon any change in the identity of any of the Borrowers' chief executive officers the Borrowers will provide to the Bank a certificate executed by its respective senior individual authorized to transact business on behalf of each of the Borrowers specifying such change.

(f) Notice of Defaults and Material Adverse Changes. Immediately upon acquiring reason to know of (i) any Event of Default (ii) any event or condition that might have a material adverse effect upon any of the Borrowers and/or any of their respective subsidiaries or (iii) any Action. the Borrowers will provide to the Bank a certificate executed by the Borrowers' senior individuals authorized to transact business on behalf of the Borrowers, specifying the date(s) and nature of the event or the Action and what action the Borrowers and their respective subsidiaries has/have taken or proposes to take with respect to it.

(g) Insurance. Maintain their, and cause all subsidiaries to maintain, property in good repair and will on request provide the Bank with evidence of insurance coverage satisfactory to the Bank, including fire and hazard, liability, workers' compensation and business interruption insurance and flood hazard insurance as required.

(h) Notices. Promptly upon becoming aware thereof, Borrowers shall give Bank notice of:

(1) any Event of Default or Potential Default, together with a written statement setting forth the details thereof, and the action being taken by Borrowers to remedy the same;

(2) any material adverse change in the business, operations or condition, financial or otherwise, of Borrowers:

(3) the commencement, existence or threat of any proceeding by or before any official Body against or affecting Borrowers which, if adversely decided, would have a material adverse eject on the business operations or condition, financial or otherwise, of Borrowers or on their ability to perform their obligations under the Loan Documents;

(i) Visitation. Borrowers shall permit such persons as Bank may designate to visit and inspect the Property, to examine the books, records and documents relating to the Property and the Project and take copies and extracts therefrom and to discuss the affairs of Borrowers relating thereto with the officers, employees and independent accountants of Borrowers at such times and as often as Bank may request. Borrowers hereby authorize such officers, employees and independent accountants to discuss with Bank such affairs of Borrowers. Bank shall have no obligation to make any such inspections nor any responsibility to Borrowers or any person, firm or corporation for any deficiency in construction or variance from the Plans and Specifications which may be revealed by any such inspection, whether or not discovered by Bank.

(j) Books and Records. Borrowers shall maintain and keep proper records and books of account in conformance with generally accepted accounting principles applied on a consistent basis in which full, true and correct entries shall be made of all its dealings and business affairs.

(k) Other Obligations. Borrowers shall maintain all obligations of Borrowers in whatsoever manner incurred, including but not limited to obligations for borrowed money or for services or goods purchased by Borrowers, in a current status.

(l) Further Assurances. Promptly upon the request of the Bank, the Borrowers will execute, and cause its subsidiaries to execute, and deliver each writing and take each other action that the Bank deems necessary or desirable in connection with any transaction contemplated by this Agreement.

ARTICLE VII

NEGATIVE COVENANTS

Section 7.1 As long as this Agreement is in effect, none of the Borrowers shall:

(a) Indebtedness. Permit any indebtedness (including direct and contingent liabilities) except for trade indebtedness or current liabilities for salary and wages incurred in the ordinary course of business and not substantially overdue.

(b) Guaranties. Become a guarantor, a surety, or otherwise liable for the debts or other obligations of another, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business.

(c) Liens. Permit any of its assets to be subject to any security interest, mortgages or other lien or encumbrance, except for liens for property taxes not yet due; pledges and deposits to secure obligations or performance for workers' compensation, bids, tenders, contracts other than notes, appeal bonds or public or statutory obligations; and materialmen's, mechanics', carriers' and similar liens arising in the normal course of business.

(d) Investments. Make any investment other than in FDIC insured deposits or United States Treasury obligations of less than one year, or in money market or mutual funds administering such investments.

(e) Loans. Make any loan, advance or other extension of credit, except for endorsements of negotiable instruments deposited to anyone or more of the Borrowers' deposit accounts for collection, trade credit in the normal course of business and intercompany loans approved in writing by the Bank.

(f) Distributions. Declare or pay any distribution, except for (i) dividends payable solely in stock and (ii) cash dividends paid to anyone or more of the Borrowers by its respective subsidiary.

(g) Changes In Form. (i) Transfer or dispose of substantially all of its assets, (ii) acquire substantially all of the assets of any other entity, (iii) do business under or otherwise use any name other than its true name or (iv) make any material change in its respective business, structure, purposes or operations that might have a material adverse effect on the Borrowers and/or any of its respective subsidiaries, nor (i) participate in any merger, consolidation or other absorption or (ii) make, terminate or permit to be revoked any election pursuant to Subchapter S of the Internal Revenue Code.

(h) Transfer Title. Without the prior written consent of the Bank in each instance, which consent may be given or withheld in the Bank's sole discretion, none of the Borrowers shall not voluntarily or involuntarily cause or permit, any transfer of the Property or any portion thereof, whether voluntary, involuntary, by operation of law, or otherwise, nor shall any of the Borrowers enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property without the Bank's prior written consent. A "transfer" of the Property includes (i) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein;(ii} the execution of an installment sale contract or similar instrument affecting all or a portion of the Property; (iii) the transfer (whether in one transaction or a series of transactions) of stock, partnership or other ownership interests constituting a controlling interest in anyone or more of the Borrowers; and (iv) a lease or leases which, separately or in the aggregate, cover cumulatively more than twenty percent (20%) of the usable space on the Property.

ARTICLE VIII

FINANCIAL COVENANTS

Section 8.1 During the term of this Agreement, the Borrowers shall not:

(a) Tangible Net Worth. Permit their tangible net worth to be less than $25,000,000.00, to be tested annually;

(b) Debt to Worth Ratio. Permit the ratio of (A) liabilities of the Borrowers (other than liabilities fully subordinated to its obligations to the Bank} to (B) the consolidated tangible net worth of the

Borrowers, to be greater than 2.00: 1.00, to be tested annually;

(c) Debt Service Coverage Ratio. Permit the ratio of (A) the sum of (i) the net income of the Borrowers, (ii) the depreciation and amortization of the Borrowers, (iii) the interest expense of the Borrowers, and (iv) other non-cash or extraordinary expenses of the Borrowers, during any fiscal year, and any distributions (if permitted), to (B) the total of (i) the current installments of all principal payable by the Borrowers, in connection with any indebtedness or other obligation maturing more than one year after the end of such fiscal year and arising from the borrowing of any money or the deferral of the purchase price of any asset, (ii) $70,000.00 per projected home sale, and (iii) the interest expense of the Borrowers, during such fiscal year, to be less than 1.50: 1. 00, to be tested annually, with the calculation of interest expense not to include the interest on the Loan;

(d) Modifications to Other Agreements. Amend or modify any existing agreement with any person, firm, entity or corporation in any manner materially adverse to any of the Borrowers;

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1 Event of Default. The occurrence of anyone or more of the following shall constitute an Event of Default hereunder:

A. Anyone or more of the Borrowers fails to pay any installment of principal or interest, or both, or any other monies due, when, where and as due hereunder, o under either of the Notes, or under any other obligation of anyone or more of the Borrowers and/ to Bank;

B. The determination by the Bank that any of the representations, warranties and covenants made by anyone or more of the Borrowers in this Loan Agreement or in any of the documents executed pursuant hereto or in any other document heretofore or hereinafter executed is or was inaccurate or false in a material respect when made;

C. The failure of anyone or more of the Borrowers to provide Bank with the notice required pursuant to Section 10.2 hereof;

D. The failure of anyone or more of the Borrowers to perform or observe any non-monetary covenant, condition or agreement in this Loan Agreement, or the or any other document executed pursuant hereto to be observed or performed by anyone or more of the Borrowers for a period in excess of thirty (30) days past the date for performance, or if no specific date is applicable, past the date written notice of such failure is mailed by the Bank to Borrowers;

E. The admission by anyone or more of the Borrowers of its/their inability to pay its/their debts as they mature, or of anyone or more of the Borrowers making a general assignment for the benefit of creditors, or any proceedings institute by or against anyone or more of the Borrowers to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of anyone or more of the Borrowers or any of its/their debts under any law relating to bankruptcy I insolvency or reorganization or relief of debtors or anyone or more of the Borrowers seeking an appointment of a receiver, trustee, or similar official for it or for any substantial part of it~ property, or for anyone or more of the Borrowers to take any corporate action to authorize any of the actions set forth in this subsection; provided, however, if any such action is taken against anyone or more of the Borrowers, such action shall not constitute an Event of Default hereunder unless and until such action exists undismissed for a period of thirty (30) consecutive days;

F. The default by anyone or more of the Borrowers under any other note or agreement whether now existing or hereafter entered into by anyone or more of the Borrowers with or in favor of Bank or any third party;

G. The entry of one or more judgments against anyone or more of the Borrowers and for such condition to exist without an appropriate stay of execution for a period in excess of thirty (30) days;

H. The default by anyone or more of the Borrowers under any other loan agreement, note, the mortgage, security agreement, guarantee or any other agreement now, heretofore or hereafter given by any one or more of the Borrowers to Bank or between anyone or more of the Borrowers and Bank; or

I. The dissolution of anyone or more of the Borrowers.

Section 10.2 Notice to Bank of Default. As soon as possible after Borrowers know or has/have reason to know that an Event of Default specified in Section 10.1 hereof, or any event which with notice or lapse of time or both would become such an Event of Default, has occurred, Borrowers shall furnish Bank with written notice of such occurrence, together with a statement by a senior officer describing the action, if any, which Borrowers propose to take with respect thereto.

ARTICLE X

REMEDIES UPON EVENT OF DEFAULT

Section 10.1 Remedies on Default. Upon the occurrence of one or more Events of Default hereunder, the Bank shall have the following specific rights in addition to such other rights as the Bank may have under laws governing the enforcement of debts:

A. Bank may without further notice declare the entire unpaid balance of principal plus interest on the Note immediately due and payable;

B. Bank may take such action under the Mortgages, the Loan Documents or under any or all of these documents as may be authorized in any such document; and

C. Bank may exercise, or cause to be exercised, any and all such other remedies as it may have hereunder, and/or under the Notes, the Loan Documents, at law or in equity.

Section 10.2 Additional Remedies. The remedies herein provided shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Bank in law or in equity, all of which rights and remedies are specifically reserved by Bank, and the failure to exercise the remedies herein provided shall not preclude the resort to any other appropriate remedy or remedies nor shall use of the said remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies which 'by law or equity shall be vested in Bank for the recovery of damages or otherwise in the event of a breach of any of the covenants herein contained to be kept, observed arid performed by Borrowers.

Section 10.3 Nonwaiver. Failure of the Bank to exercise any option hereunder or to. declare a default and/or to declare immediately due and payable the balance remaining unpaid on the Notes or any renewal or part renewal thereof by reason of any breach on the part of Borrowers of any of the terms and conditions herein, or by reason of the Events of Default as set forth above, shall not constitute a waiver thereof by the Bank or preclude the Bank from exercising such option at any time by reason of such breach or the happening of any such event.

ARTICLE XI

CONDITIONS PRECEDENT TO DISBURSEMENTS

Section 11.1 Conditions Precedent to Disbursements. In addition to each and every requirement of the Loan Agreement which must be met by Borrowers prior to a disbursement of the proceeds of the Loan, no such disbursement shall occur unless and until:

A. This Agreement has been properly executed;

B. The Note has been duly executed and delivered to Bank;

C. The Mortgages and Security Agreement have all been duly executed, delivered and recorded;

D. Appropriate corporate resolutions of Borrowers authorizing the borrowing and guaranteeing hereunder have been delivered to Bank;

E. The delivery of certificates evidencing that the insurance required hereunder has been obtained;

F. The payment of all fees due upon the execution of this document;

G. The delivery and/or the execution of such other documents as Bank any reasonably require hereunder.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.1 Notices. All notices and other communications provided for hereunder or under any of the documents executed pursuant hereto shall be in writing and shall be deemed given when mailed postage prepaid by United States first class mail to:

Borrowers:

Route 940 and Moseywood Road

P.O. Box 707

Blakeslee, PA 18610-0707

Attn: Eldon D. Dietterick

Bank:

Manufacturers and Traders Trust Company

15 S. Franklin Street

Wilkes-Barre, PA 18711

Attn. Richard Kazmerick, V.P.

Section 12.2 Assignment. The Borrowers may not assign their respective rights or obligations under this Loan Agreement without the prior written consent of the Bank. Notwithstanding the foregoing, the obligations of Borrowers hereunder shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns;

Section 12.3 Controlling Law. This Loan Agreement and the Note and documents executed pursuant hereto shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania.

Section 12.4 Expenses and Attorney Fees. Any and all expenses associated with the Loan, including, but not limited to, expenses associated with flood searches and with the filing or recording of any documents pursuant hereto shall be paid by Borrowers. In addition, Borrowers shall pay the reasonable fees of the attorneys for the Bank for services rendered in connection with the closing Of the Loan. Finally, Borrowers shall pay the reasonable attorney fees of the Bank in connection with the renegotiation, redrafting, modifying, interpretation and enforcement of any of the provisions of this Loan Agreement.

Section 12.5 Amendments. This Loan Agreement may only be amended by a written document duly executed by all the parties hereto.

Section 12.6 Indemnification. Borrowers hereby jointly and severally agree to indemnify, defend and hold harmless Bank, its successors and assigns, from and against and in respect of, any and all damages, liabilities, reasonable fees, reasonable costs, reasonable expenses (and including, without limitation, reasonable attorney's fees and expenses) of every kind, nature or description incurred or suffered by Bank by reason of or resulting from or arising out of this Agreement including, but not limited to, any and all investigations, litigations, actions, suits, proceedings, demands, assessments, costs, fees, expenses or Judgments under any state or federal laws, including securities laws.

Section 12.7 Severability. The invalidity of anyone or more provisions of this Loan Agreement, or any portion of it, shall not be deemed to affect or impair the validity and enforceability of the remainder of the Loan Agreement or the provisions hereof.

Section 12.8 Governing Law. This Loan Agreement and the documents executed pursuant hereto shall be governed by the laws of the Commonwealth of Pennsylvania and Borrowers hereby consent to jurisdiction of the Courts of Carbon and Luzerne County, Pennsylvania or the Federal District Court for the Middle District of Pennsylvania in any disputes arising here from.

Section 12.9 Survival of Representations and Warranties. All covenants, representations and warranties of Borrowers hereunder, or in any of the documents referred to herein shall survive the closing hereunder, and will continue in full force and effect until all obligations of Borrowers to Bank have been paid in full and satisfied. .

Section 12.10 Headings. The headings in the sections hereof are inserted for convenience only and shall not constitute a part hereof.

Section 12.11 Waiver of Jury Trial. BORROWERS EACH WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT OF ANY LITIGATION BETWEEN OR AMONG BORROWERS, BANK AND/OR ANY THIRD PARTIES CLAIMING RIGHTS UNDER THE BANK CONCERNING THEIR RESPECTIVE RIGHTS UNDER THIS LOAN AGREEMENT, ANY OF THE DOCUMENTS EXECUTED PURSUANT HERETO, OR ANY GOVERNING LAW.

Section 12.12 Further Assurances. From time to time, the Borrowers shall take, and cause each of its respective Subsidiaries to take, such action and execute and deliver to the Bank such additional documents, instruments, certificates, and agreements as the Bank may reasonably request to effectuate the purposes of the Transaction Documents.

Section 12.13 Cumulative Nature and Non-Exclusive Exercise of Rights and Remedies. All rights and remedies of the Bank pursuant to this Agreement and the Transaction Documents shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. In the event of any irreconcilable inconsistencies, this Agreement shall control. No single or partial exercise by the Bank of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Bank.

Section 12.14. Joint and Several. Each of Borrowers shall be jointly and severally liable for all amounts, which become due, and the performance of all obligations under this Agreement, and the term "the Borrowers" and the term "Guarantors" shall include each as well as all of them.

Section 12.12 Interpretation. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; references to "individual" shall mean a natural person and shall include a natural person doing business under an assumed name (e.g., a "DBA"); the word "or" has the inclusive meaning represented by the phrase "and/or"; the word "including", "includes" and "include" shall be. deemed to be followed by the words "without limitation"; and captions or section headings are solely for convenience and not part of the substance of this Agreement. Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. The Borrowers agree that in any legal proceeding, a photocopy of this Agreement kept in the Bank's course of business may be admitted into evidence as an original.

Section 12.16 Acknowledgment. Borrowers acknowledge that each has read and understands all the provisions of this Agreement, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

Signatures on the following pages

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Agreement to be executed as of the date first above written.

ATTEST:

BIG BOULDER CORPORATION

/s/ Christine A. Liebold

BY: /s/ Eldon D. Dietterick

CHRISTINE A. LIEBOLD, Secretary

ELDON D. DIETTERICK, Executive Vice

TAX ID. NO. 24-0822326

Executive Vice President and Treasurer

ATTEST:

BLUE RIDGE REAL ESTATE COMPANY

/s/ Christine A. Liebold

BY: /s/ Eldon D. Dietterick

CHRISTINE A. LIEBOLD, Secretary

ELDON D. DIETTERICK

TAX ID. NO. 24-0854342

Executive Vice President and Treasurer

ATTEST:

BBC HOLDINGS, INC.

/s/ Nina Corey

BY: /s/ Eldon D. Dietterick

NINA COREY, Secretary

ELDON D. DIETTERICK

TAX ID. NO. 51-0294425

President and Treasurer

ATTEST:

BRRE HOLDINGS, INC.

/s/ Nina Corey

BY: /s/ Eldon D. Dietterick

NINA COREY, Secretary

ELDON D. DIETTERICK

TAX I.D. NO. 51-0294426

President and Treasurer

ATTEST:

NORTHEAST LAND COMPANY

/s/ Christine A. Liebold

BY: /s/ Eldon D. Dietterick

CHRISTINE A. LIEBOLD, Secretary

ELDON D. DIETTERICK

TAX ID. NO. 23-1682251

Executive Vice President and Treasurer

ATTEST:

LAKE MOUNTAIN COMPANY

/s/ Christine A. Liebold

BY: /s/ Eldon D. Dietterick

CHRISTINE A. LIEBOLD, Secretary

ELDON D. DIETTERICK

TAX ID. NO. 23-2243205

Executive Vice President and Treasurer

ATTEST:

JACK FROST MOUNTAIN COMPANY

/s/ Christine A. Liebold

BY: /s/ Eldon D. Dietterick

CHRISTINE A. LIEBOLD, Secretary

ELDON D. DIETTERICK

TAX I.D. NO. 23-1670482

Executive Vice President and Treasurer

ATTEST:

BOULDER CREEK RESORT COMPANY

/s/ Christine A. Liebold

BY: /s/ Eldon D. Dietterick

CHRISTINE A. LIEBOLD, Secretary

ELDON D. DIETTERICK

TAX ID. NO. 20-2287001

Executive Vice President and Treasurer

ATTEST:

MOSEYWOOD CONSTRUCTION

COMPANY, Individually and d/b/a

STONEY RUN REALTY COMPANY and

d/b/a STONEY RUN BUILDERS COMPANY

/s/ Christine A. Liebold

BY: /s/ Eldon D. Dietterick

CHRISTINE A. LIEBOLD, Secretary

ELDON D. DIETTERICK

TAX ID. NO. 65-1190104

Executive Vice President and Treasurer

ATTEST:

JACK FROST NATIONAL GOLF COURSE, INC.

/s/ Christine A. Liebold

BY: /s/ Eldon D. Dietterick

CHRISTINE A. LIEBOLD, Secretary

ELDON D. DIETTERICK

TAX ID. NO. 20-3092213

Executive Vice President and Treasurer

BANK ACCEPTANCE:

MANUFACTURERS AND TRADERS TRUST COMPANY

BY: /s/ Sandra Chickeletti

Sandra Chickeletti, Vice President

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA

)

:SS.

COUNTY OF CARBON

)

On the 29th day of July, in the year 2010, before me, the undersigned, a Notary Public in and for said Commonwealth, personally appeared Eldon D. Dietterick, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within said instrument and acknowledged to me that he/she executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Eric D. Hanna

Notary Public

COMMONWEALTH OF PENNSYLVANIA

Notarial Seal

Eric D. Hanna, Notary Public

Tobyhanna Twp., Monroe County

My Commission Expires Jan. 31, 2013

Member, Pennsylvania Association of Notaries

EXHIBIT "A" Legal Description